EXHIBIT 10.4

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Global Technology

07/02/2022

PRIVATE & CONFIDENTIAL

Dear Zhe Yan,

Offer of employment with Global Technology Group Pty Ltd ("GTG")

Following our recent discussions, it is with great pleasure that we confirm your employment with GTG on the terms set out in this letter ("Employment Agreement").

1. Commencement and Term

Except as otherwise provided below, the Company shall employ the Employee for the period commencing on the Start Date as specified in appendix 1, and ending on the first anniversary of the Start Date. At the expiration of the original term or any extended term, Employees employment hereunder shall be extended automatically, upon the same terms and conditions, for successive 6 month periods, unless either party shall give written notice to the other of its intention not to renew such employment at least two weeks prior to such Renewal Date.

2. Right to Work

It is a condition of your employment that you are legally entitled to work in Australia and have and continue to hold a valid visa or residence permit as appropriate throughout the duration of your employment. Should it be discovered that you do not have permission to live and/or work in Australia or if any such permission is refused or revoked, the company reserves the right to terminate your employment with or without notice or pay in lieu of notice. You must notify the company immediately if your permission to live and/or work in Australia is at any time refused or revoked.

3. Probationary Period and Background Screening

Your employment (in the role referred to in the Appendix) is subject to you satisfactorily completing a 3-month probationary period. If, at the conclusion of the probationary period, you have demonstrated that you have the skills and capabilities to perform the job to our satisfaction, we will confirm your continuing employment.

During the probation period either party may terminate this agreement on two weeks' notice. We may make payment in lieu of such notice.

Your employment is conditional upon the Company receiving and being satisfied with pre-employment checks including reference and background screening, and future background screening as may be performed from time to time in accordance with applicable laws and company policy.

4. Position

You will be employed in the position set out in Appendix 1 and as per your Position Description.

5. Basis of employment

You will be employed on a full time position.

6. Duties and responsibilities

Your duties and responsibilities will include those described in the job description for this role and some additional duties and responsibilities as are required by GTG from time to time provided they are within your skills, training, education and experience.

Your duties and responsibilities may be varied by GTG to allow it to respond to changes to its requirements.

You must at all times diligently and faithfully perform your duties and responsibilities in the best interests of GTG and act in compliance with the lawful directions of management.

You must make available to GTG all of your knowledge and skill to the extent that such knowledge and skill may benefit or advance GTG as an organisation.

You must at all times act honestly and in a manner consistent with your employment with GTG. You indemnify GTG against any loss or damage GTG suffers as a result of any dishonest act by you, or from any willful misconduct in carrying out your duties.

You must ensure that all GTG's equipment you use is appropriately used, secured and maintained.
You may be employed in another capacity which is consistent with your skills, qualifications and experience, without affecting the terms of your employment and if so, the terms of this Employment Agreement will continue to apply to you.

7. Warranty

You warrant that you possess the ability and necessary skills and qualifications and good health to undertake the duties and responsibilities, including the qualifications represented to us that you have, and that you are not aware of any reason that you will not be able to carry out the duties and responsibilities as required by this Agreement. You agree that you are not under any obligations or restrictions which would interfere or conflict with your employment in this position.

8. Place of work

Your initial principal place of work will be at 405, 2 Grosvenor St, Bondi Junction NSW 2022 (the "Company"). GTG may at its discretion after consulting with you direct you to work at another location, and if so, the terms of this Employment Agreement will continue to apply to you.

9. Hours of work

Your ordinary hours of work are set out in Appendix 1. You may be required to work reasonable additional hours on any day, including weekends and public holidays, as are necessary and reasonable to satisfy the duties and responsibilities of your position and the operational requirements of GTG.

10. Remuneration

Global Technology

Your annual remuneration is set out in Appendix 1. Your remuneration is set at a level to compensate you for your average hours worked and is in full satisfaction of all your legal entitlements in respect of your employment. The remuneration specified in this agreement covers payment for the overall performance of the job and overtime will not be payable.

The timing and method of payment of your annual salary are set out in Appendix 1. You will be notified in advance of any changes to the timing and method of payment of your salary.

It is your obligation and responsibility to keep the details of your remuneration confidential.

11. Above award/statutory entitlements

If an award or other statutory entitlement is applicable to your employment, your remuneration will be applied in satisfaction of any entitlements you have under that award or statutory entitlement or both (including, without limitation, minimum rates, additional or guaranteed hours, overtime, leave loading, penalty rates, meal allowances etc.). Your salary under this agreement is not a rate of pay for ordinary hours on which penalties or other award or statutory entitlements may be calculated

12. Superannuation

GTG will make superannuation contributions on your behalf in accordance with its obligations under the Superannuation Guarantee (Administration) Act 1992 (Cth).

13. Reimbursement of expenses

GTG will reimburse you for all reasonable out-of-pocket expenses as set, properly incurred by you in the performance of your duties and responsibilities provided that the expenses were approved by GTG prior to being incurred, unless otherwise agreed. GTG may require you to substantiate the expenses to the reasonable satisfaction of GTG (whether by production of receipt or otherwise).

14. Remuneration and performance reviews

You will have a probationary performance appraisal at 6 months and then an annual performance appraisal each year. Your performance will be reviewed annually against your duties and responsibilities.

Your remuneration will be reviewed on an annual basis. Any increase in your remuneration is at the sole discretion of GTG.

15. Workplace safety

You must exercise reasonable care and diligence in the performance of your duties and comply with all reasonable instructions to protect your own health and safety and the health and safety of others.

You must not consume or possess any substance (illegal or legal) that is likely to impair your ability to carry out your duties at any time at your place of work, or on or in any property (including vehicles) owned or used by GTG.

16. Policies and procedures

You must comply with GTG policies, procedures and practices as prescribed and amended from time to time. GTG will ensure access to these policies, procedures and practices and you will ensure that you have read and become familiar with them. This may require you signing a form which indicates that you have read and understood the relevant document.

To avoid doubt, GTG policies, procedures and practices are not incorporated into and do not otherwise form part of this Employment Agreement.

17. Leave generally

Your obligations associated with taking leave are generally governed by the Fair Work Act 2009.

18. Annual leave

You are entitled to four weeks paid annual leave each year, in accordance with the Fair Work Act 2009 on a full time position. Part-time position will be based on a pro rata basis.

On termination, GTG will pay you the value of your accrued annual leave in accordance with your annual salary as set out in Appendix 1.

19. Personal leave

You are entitled to ten (10) days paid personal/carer's leave for each year, in accordance with the Fair Work Act 2009 on a full time position. Part-time position will be based on a pro rata basis.

Any accrued but untaken personal leave will not be paid out on the termination of your employment.

20. Long service leave

You are entitled to long service leave in accordance with statutory requirements of the State of in which you work.

21. Other leave

You are entitled to other leave (including compassionate leave and parental leave) in accordance with statutory requirements.

Global Technology

22. Public holidays

You are entitled to be absent from work without loss of pay on gazetted public holidays in the place where you are located.

The operational requirements of GTG and your duties and responsibilities may require you to work on a public holiday in which event GTG will compensate you with another day off.

23. Conflicts of interest

You must not engage in any conduct which conflicts with the business of GTG and/or your duties and responsibilities pursuant to this Employment Agreement, including, but not limited to:
i. accepting payment of any benefit, in money or otherwise, as an inducement or reward for any act or forbearance in connection with any matter or business in relation to GTG or your duties and responsibilities; and
ii. engaging in any other employment, business or occupation, holding any other paid office or freelancing, without the prior written consent of GTG.

24. Confidential Information

"Confidential Information" includes, but is not limited to, information (in whatever form) given to or gained by you, before, during or after your employment with GTG concerning designs, processes, methods, systems, programs, manuals, reports, books, data, documents, business transactions, marketing strategies, client and supplier lists (including prospective or proposed clients or suppliers), price structures, trade secrets, ideas, concepts, know-how, intellectual property, technology, operations, procedures, finances or affairs of and anything else deemed to be the property of GTG or any related person of GTG or any of its clients, excluding information that is in the public domain otherwise than as a consequence of a breach of confidentiality owed by you or any other person to GTG.

You must during your employment and at all times after the termination of your employment, except in the proper course of your duties or as may be required by law or with the prior written consent of GTG:

i. maintain the secrecy and confidentiality of any Confidential Information;
ii. not divulge or disclose any Confidential Information to any other person;
iii. not use or attempt to use Confidential Information in any manner which will or may cause or be calculated to cause injury or loss to GTG or to any related person, client or supplier;
iv. not copy, transmit, retain or remove any Confidential Information, or attempt to do so;
v. use your best endeavors to protect the disclosure of any Confidential Information to third parties;
vi. maintain a system for the secure custody of any Confidential Information within your custody or control;
vii. maintain complete and accurate records of the location of the Confidential Information within your custody or control (including all copies);
viii. immediately notify GTG of any suspected or actual unauthorised use, copying, removal or disclosure of Confidential Information; and

ix. provide assistance reasonably requested by GTG in relation to any proceedings GTG or any related person may take against any person for unauthorised use, copying, removal or disclosure of Confidential Information.

This Agreement does not in any way limit your duty of confidentiality at common law or in equity.

25. Intellectual property

GTG owns any intellectual property rights in the work which you perform for GTG.

"Intellectual property rights" means any and all beneficial and legal ownership and intellectual and industrial protection rights throughout the world, both present and future, including rights in respect of or in connection with any invention, discovery, secret process, trade mark, service mark, copyright work, design, patent or know-how and any other intellectual property right throughout the world that is:

i. related to or connected with the GTG business, products or services; or
ii. invented, created, produced or conceived by you, whether alone or jointly with another person, in the course of your employment with GTG.

26. Restraint

In consideration of your remuneration and to protect our goodwill, you will not at any time during your employment or for the Restraint Period following the termination of your employment:

i. induce, encourage or solicit any GTG employees to resign; or
ii. induce, encourage or solicit any of GTG's sponsors, customers, clients or suppliers with whom you have had dealings and influence over in the preceding 12 months, to end or restrict their business relationship with us; or
iii. carry on or be engaged or interested in any business which competes with GTG in the Restraint Area or
iv. undertake work for one of GTG's clients (or any associated or related Company and its or their businesses or subcontractors) for whom you have specifically worked during your employment, unless through GTG or with the written consent of the Chief Executive Officer

27. Termination for No Reason

The Company may terminate this agreement for any reason or no reason by providing not less than 4 weeks notice in writing and will be required to pay all the Employees outstanding entitlements such as leave on such termination.

If you are over 45 years old and you have completed at least two years of service with GTG at the end of the day notice is given, you will receive an additional one weeks' notice.

If you wish to resign, you must provide us with 4 weeks' notice. Should you fail to provide the requisite notice, we reserve the right to deduct from your final monies an amount equal to what you would have received should you have worked out your notice

Your employment may be immediately terminated if you commit any dishonest act, serious misconduct or other act that justifies immediate dismissal or you are precluded from performing the duties of your employment. In these circumstances, you will not be entitled to notice or payment in lieu of notice.

28. Return of property

At the end of your employment, or sooner if required by GTG, you will deliver, without making or retaining any copies, to GTG any keys, documents, records, programs, any code within any application, client lists, manuals, computers, software, discs or any other property of GTG, any related person or its clients in your possession or control including any copies in your possession or control.

29. Entire agreement

This Employment Agreement sets out the entire agreement with you regarding the terms and conditions of your employment with GTG. Any and all prior negotiations, representations, warranties or commitments in relation to your employment are superseded by this Employment Agreement and will be of no force or effect.

Nothing in this Employment Agreement will be construed as limiting your duties of good faith or fidelity to GTG or any other duties you may have to GTG at common law or under the Corporations Act 2001 (Cth).

30. Breach of Employment Agreement

Any breach of this agreement may result in disciplinary action being taken against you, or in appropriate circumstances, the termination of your employment.

31. Miscellaneous

The terms set out in this Employment Agreement cannot be varied unless such variation is in writing and signed by both you and an authorised representative of GTG.

The failure of GTG at any time to insist on performance of any term of this Employment Agreement is not a waiver of its right at any later time to insist on performance of that or any other term of this Employment Agreement.

Your employment will be governed by the laws of the State in which you work and the Commonwealth of Australia.

If you have any queries concerning the contents of this Employment Agreement, please contact myself. Otherwise, if you accept the terms and conditions of employment as set out in this Employment Agreement, please sign and return to me as soon as possible. You should keep the original of this Employment Agreement with your records as it is an important document and you may wish to refer to it from time to time.

Global Technology

I am sure you will find your involvement with and commitment to GTG interesting, inspiring and rewarding. I look forward to working together on this amazing GTG journey.

Yours sincerely

Brian Goodman

I accept the terms and conditions of my employment as set out in this Employment Agreement.

Zhe Yan: .... Dated: 07/02/2022

Global Technology

APPENDIX 1

1. Commencement date: 7 Feb 2022

2. Position: Accountant

3. Hours of work: 38 hours per week

4. Total Package: Salary - $108,000 plus superannuation (10%)

5. Payment frequency: Fortnightly

6. Method of payment: Direct deposit into a bank account nominated by you.

POSITION DESCRIPTION

Accounts Management:

Maintain and update financial records of different companies
Month-end close activities including accruals, depreciation, review and explanation of results
General ledger reconciliation including bank accounts and fixed assets
Process payroll
Record inter-company transactions
Month end closing, reconciliations and resolve any discrepancies
Assist in preparing the annual and quarterly consolidated financial statements.

Tax:

Prepare BAS / IAS statement and ensure that all ATO related payments are correctly processed

Compliance:

Review contracts with clients and suppliers.
Prepare statutory, regulatory and ad hoc reporting.

Amendment to Employment Contract
THIS AMENDMENT TO EMPLOYMENT CONTRACT (this "**Amendment**") is made and entered into on **1st June, 2025**, and shall be effective as of the date of signing (the "**Effective Date**"), by and between **Global Technology Group, Pty. Ltd.**, hereinafter referred to as the "**Employer**" or the "**Company**", with its principal office located at **Suite 405, 2 Grosvenor Street, Bondi Junction NSW 2022, New South Wales, Australia**, and **Zhe Yan**, hereinafter referred to as the "**Employee**".

This Amendment modifies and forms part of the **Employment Agreement** entered into between the Employer and Employee (the "**Original Employment Agreement**").

Recitals

WHEREAS on **7th** February 2022, the Company and the Employee entered into the Original Employment Agreement.

WHEREAS the Company has consulted with Australian legal counsel regarding certain terms of the Original Employment Agreement, with specific attention to jurisdictional legality and enforceability.

WHEREAS legal counsel has recommended the following changes to the Original Employment Agreement.

WHEREAS the parties agree to incorporate the recommended changes effective immediately upon execution of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree to amend the Original Employment Agreement as follows:

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1. Amendment to Clause 3 – Probationary Period and Background Screening

Clause 3 of the Original Employment Agreement shall be deleted in its entirety and replaced with the following:

Your employment (in the role referred to in the Appendix) is subject to your satisfactorily completing a **three (3)-month probationary period**.
If, at the conclusion of the probationary period, you have demonstrated that you possess the skills and capabilities to perform your role to our satisfaction, we will confirm your continuing employment.

During the probation period, either party may terminate this Agreement by providing **one (1) weeks' notice**. The Company may elect to make payment in lieu of notice.

Global Technology

Your employment may be conditional upon the Company conducting **pre-employment checks**, including contacting references you have provided.

2. Amendment to Clause 23 – Conflicts of Interest

Clause 23 of the Original Employment Agreement shall be deleted and replaced with the following:

During your employment, you must not engage in any conduct which creates a conflict with the business of **Global Technology Group, Pty. Ltd. (GTG)** and/or your duties under this Agreement, including but not limited to:

i. Accepting payment or any other benefit, whether in money or otherwise, as an inducement or reward for any act or forbearance in connection with any business or matter related to GTG or your responsibilities; and
ii. Engaging in any other employment, business, or occupation without the prior written consent of GTG.

3. Amendment to Clause 26 – Restraint

Clause 26 of the Original Employment Agreement shall be deleted and replaced with the following:

In consideration of your remuneration and in order to protect GTG's goodwill, you agree that during your employment you will not:

i. Induce, encourage, or solicit any employee of GTG to resign or leave their employment.
ii. Induce, encourage, or solicit any of GTG's sponsors, customers, clients, or suppliers with whom you have had dealings or influence during the 12 months preceding termination, to terminate or alter their business relationship with GTG;
iii. Engage in, operate, or have an interest in any business that competes with GTG in any Gaming related business unless prior consent is granted by a GTG's Director; or
iv. Undertake work for any of GTG's clients (or any associated or related companies, their businesses, or subcontractors) for whom you specifically provided services during your employment, unless such work is conducted through GTG or with the prior consent of GTG's Director.

4. No Other Amendments

Except as expressly amended herein, all terms and conditions of the Original Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

Employer:
Global Technology Group, Pty. Ltd.

By: ______________________
Name: Brian Goodman
Title: Director
Date: 1st June 2025

Employee:

By: Zhe Yan

Name: [illegible]

Date: 11/06/2025